UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 20, 2005  (September 2, 2005)

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32472	74-2095844
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Promissory Note

On September 16, 2005, TGC Industries, Inc. (“TGC” or the “Company”) entered into an amendment (the “Amendment”) to its promissory note with Sovereign Bank, N.A., dated April 26, 2005.  The Amendment allows TGC to borrow, repay and re-borrow from time to time until September 16, 2005, up to $3,500,000.  TGC’s obligations under the Amendment are secured by a security interest in the Company’s accounts receivable.  Interest on the outstanding amount under the Amendment is payable monthly at a rate of prime plus 1.0%.  The Company also amended the related business loan agreement to reflect the increase in the amount available under the Amendment and the new maturity date.  The business loan agreement provides for non-financial and financial covenants, including a minimum debt to worth ratio of 1 to 1.50 and a minimum liquidity of $500,000.  A copy of the Amendment and the related business loan agreement are being filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Promissory Notes

On September 2, 2005, TGC entered into a promissory note (the “September 2nd Note”) with General Electric Capital Corporation (“GECC”) to finance the purchase of a vibration vehicle.  The September 2nd Note is for the principal sum of $286,235, which will be repaid in thirty-six monthly principal payments of $8,870.86 with the final payment equal to the total outstanding unpaid principal.  In addition to the principal payments, accrued interest will also be payable on all payment dates. Interest on the unpaid principal balance will accrue at a rate of 7.25% per annum.  The September 2nd Note also provides for a pre-payment penalty equal to 3% of the original principal amount in the first year and 1% of the original principal amount in the second and third years of the September 2nd Note.  The first monthly payment is due and payable on October 2, 2005.  On September 9, 2005, the September 2nd Note was amended to change the amount of the first thirty-five monthly principal payments from $8,870.86 to $7,950.97.  A copy of the September 2nd Note and the related amendment are being filed as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K.

On September 12, 2005, TGC entered into a promissory note (the “September 12th Note”) with GECC to finance the purchase of a second vibration vehicle.  The September 12th Note is for the principal sum of $286,235, which will be repaid in thirty-six monthly principal payments of $8,906.59 with the final payment equal to the total outstanding unpaid principal.  In addition to the principal payments, accrued interest will also be payable on all payment dates. Interest on the unpaid principal balance will accrue at a rate of 7.25% per annum.  The September 12th Note also provides for a pre-payment penalty equal to 3% of the original principal amount in the first year and 1% of the original principal amount in the second and third years of the September 12th  Note.  The first monthly payment is due and payable on November 2, 2005.  On September 9, 2005, and becoming effective on September 12, 2005, the September 12th Note was amended to change the amount of the first thirty-five monthly principal payments from $8,906.59 to $7,950.97.  The September 12th Note was also amended on September 12, 2005, to change the date of the initial periodic payment from November 2, 2005 to October 12, 2005.  A copy of the September 12th Note and the related amendments are being filed as Exhibit 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 “Entry into a Material Definitive Agreement – Amendment to Promissory Note” and “Entry into a Material Definitive Agreement – Promissory Notes.”

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

10.1         Promissory Note by and among TGC Industries, Inc. and Sovereign Bank, N.A., dated September 16, 2005.

10.2         Business Loan Agreement by and among TGC Industries, Inc. and Sovereign Bank, N.A., dated September 16, 2005.

10.3         Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 2, 2005.

10.4         Amendment, dated September 9, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 2, 2005.

10.5         Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.

10.6         Amendment, dated September 9, 2005 and effective September 12, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.

10.7         Amendment, dated September 12, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: September 20, 2005	By:	/s/ Wayne A. Whitener
Wayne A. Whitener
President and CEO

(Signing on behalf of the Registrant and as Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note by and among TGC Industries, Inc. and Sovereign Bank, N.A., dated September 16, 2005.

10.2	Business Loan Agreement by and among TGC Industries, Inc. and Sovereign Bank, N.A., dated September 16, 2005.

10.3	Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 2, 2005.

10.4	Amendment, dated September 9, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 2, 2005.

10.5	Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.

10.6	Amendment, dated September 9, 2005 and effective September 12, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.

10.7	Amendment, dated September 12, 2005, to the Promissory Note by and among TGC Industries, Inc. and General Electric Capital Corporation, dated September 12, 2005.